Exhibit 23
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
To the Board of Directors Glen Rose Petroleum
We hereby consent to the incorporation by reference in the previously filed Registration Statements of United Heritage Corporation on Form S-8 (File Nos. 333-151288 , 333-64711, 333-51362, 333-100739) of our Independent Registered Public Accounting Firms Report, dated July 11, 2008 appearing in this Annual Report on Form 10-K of Glen Rose Petroleum Corporation for the year ended March 31, 2008.
/s/ Hein and Associates, LLP
HEIN AND ASSOCIATES, LLP
Dallas, Texas July 11, 2008